UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2018

Novo Integrated Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-109118	59-3691650
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11120 NE 2nd Street, Suite 200, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

China Quantum Memorandum of Understanding

On April 8, 2018, Novo Healthnet Limited (“NHL”), a wholly owned subsidiary of Novo Integrated Sciences, Inc. (the “Company”), executed a memorandum of understanding (“MOU”), effective March 26, 2018, with China Quantum Life Science Technologies Holding Limited (“China Quantum”). Pursuant to the MOU, NHL and China Quantum agreed that they would, on an exclusive basis for the term of the MOU, evaluate the possibility of executing a transaction, which includes:

(i)	a commitment by China Quantum to purchase, on or before May 15, 2018, 10,000,000 shares of restricted Company common stock at a purchase price of $0.50 per share, equal to an aggregate purchase price of $5,000,000,
(ii)	an agreement that China Quantum will have one board seat on the Company’s board of directors, and
(iii)	an agreement by NHL and China Quantum to form a joint venture entity named Novo China Health Group (the “Joint Venture”), in which China Quantum will be the 70% owner and NHL will be the 30% owner, that will offer physical therapy, chiropractic, rehabilitation, pain management and other holistic care within medical facilities in China.
(iv)	An agreement by NHL and China Quantum that the Joint Venture can spin-off into a separate public company when the Joint Venture reaches a level of financial performance and achieves other important milestones that the Joint Venture’s board of directors deems it appropriate.

The MOU has a term of 30 days from signing, unless terminated earlier in writing.

The foregoing description of the MOU is a summary only and is qualified in its entirety by reference to the full text of such document, filed herewith as Exhibit 10.1 and incorporated herein by reference.

Amendment #3 to Brands Letter of Intent

As previously disclosed by the Company in its Current Report on Form 8-K, as filed with the Securities and Exchange Commission on January 2, 2018, on December 26, 2017, the Company entered into a binding letter of intent (the “LOI”) with Brands International Corporation (“Brands”), pursuant to which the Company agreed to acquire 60% of the issued and outstanding shares of Brands in exchange for the arrangement of secured debt financing in the amount of CAD$2,350,000 (approximately $1,873,256 per the Bank of Canada posted exchange rate of 0.7977 on December 29, 2017) arranged or provided by the Company (the “Acquisition”). Upon completion of the Acquisition, the Company will own 60% of Brands’ issued and outstanding shares and Brands will be a partially-owned subsidiary of the Company. In connection with the Acquisition, the Company will enter into a shareholder agreement with Mark Rubinoff and a management agreement with Mark Rubinoff and DJ Rubinoff. In addition, pursuant to the terms of the LOI, the Company agreed to provide Mark Rubinoff with a buyout structure for the remaining 40% of Brands’ shares with a trigger date of 24 months from the closing of the Acquisition.

The parties to the LOI agreed to proceed reasonably and in good faith toward negotiation and execution of a definitive acquisition agreement, and to use their commercially reasonable best efforts to obtain necessary board, stockholder and regulatory approvals and third party consents.

The LOI provided for a termination date of January 30, 2018. The termination date was subsequently extended to April 20, 2018.

On April 20, 2018, the Company and Brands executed Amendment #3 to the LOI, as amended (“Amendment #3”), that had the effect of amending the LOI to extend the termination date to June 1, 2018. The terms of the LOI, as amended, otherwise remain in full force and effect.

The foregoing description of Amendment #3 is a summary only and is qualified in its entirety by reference to the full text of such document, filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2018, the Company entered into an Amendment to Option #21, Amendment to Option #23 and Amendment to Option #24 (collectively, the “Amendments”). Each of the Amendments provides that the expiration date of the respective option previously granted to Christopher David, the Company’s President and a member of the Company’s board of directors, is extended for three years, as set forth in the table below:

Option Number	No. of Options Granted	Grant Date	Exercise Price	Original Expiration Date	Amended Expiration Date

21	1,500,000	6/29/2015	$0.16	6/29/2020	6/29/2023

23	500,000	2/19/2016	$0.16	2/19/2021	2/19/2024

24	500,000	2/19/2016	$0.16	2/19/2021	2/19/2024

In addition, the Amendment to Option #24 corrected a typographical error in the original option agreement #24.

The foregoing description of each of the Amendments is a summary only and is qualified in its entirety by reference to the full text of such documents, filed herewith as Exhibit 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Memorandum of Understanding by and between Novo Healthnet Limited and China Quantum Life Science Technologies Holding Limited entered into on April 8, 2018 and effective March 26, 2018.

10.2	Letter of Intent dated April 20, 2018 by and between Novo Integrated Sciences, Inc. and Brands International Corporation.

10.3	Amendment to Option #21 dated as of April 20, 2018.

10.4	Amendment to Option #23 dated as of April 20, 2018.

10.5	Amendment to Option #24 dated as of April 20, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: April 24, 2018	By:	/s/ Christopher David
Christopher David
President